Exhibit 16.1

Deloitte Touche Tohmatsu
26/F Wing On Centre
111 Connaught Road Central
Hong Kong
Tel: +852 2852 1600
Fax: +852 2541 1911
Email: mail@deloitte.com.hk
www.deloitte.com/cn

November 8, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.	20549-7561

United States of America

Dear Sirs/Madams,

We have read Item 4 of Global Innovative Systems, Inc.’s Form 8-K dated November 8, 2005, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte Touche Tohmatsu